As filed with the Securities and Exchange Commission on February 28, 2007

Registration No. 333-130880

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PINNACLE ENTERTAINMENT, INC.

and Additional Subsidiary Guarantor Registrants

(See Table of Additional Registrants Below)

(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-3667491
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

3800 Howard Hughes Parkway

Las Vegas, Nevada 89109

(702) 784-7777

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John A. Godfrey, Esq.

Pinnacle Entertainment, Inc.

3800 Howard Hughes Parkway

Las Vegas, Nevada 89109

(702) 784-7777

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

COPY TO:

Alvin G. Segel, Esq.

Irell & Manella LLP

1800 Avenue of the Stars, Suite 900

Los Angeles, California 90067

(310) 277-1010

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall have become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum aggregate offering price/ Amount of registration fee
Senior Debt Securities
Senior Subordinated Debt Securities
Subordinated Debt Securities
Preferred Stock
Depositary Shares (2)
Common Stock, par value $0.10 per share (3)	(1)
Warrants
Guarantees of the Senior Debt Securities, Senior Subordinated Debt Securities and Subordinated Debt Securities (4)
Purchase Contracts
Units (5)

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.
(2)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock or other equity stock and will be evidenced by a depositary receipt.
(3)	Each share of common stock includes one associated stockholder protection right or similar right, if applicable, as described in “Description of Common Stock.”
(4)	No separate consideration will be received for the guarantees.
(5)	Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more securities, which may be any of the securities registered under this Registration Statement, as amended, which securities may or may not be separable from one another.

TABLE OF ADDITIONAL REGISTRANTS*

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices
ACE Gaming, LLC	New Jersey	54-2131351	**

AREH MLK LLC	Delaware	—	**

AREP Boardwalk LLC	Delaware	—	**

Belterra Resort Indiana, LLC	Nevada	93-1199012	**

Biloxi Casino Corp.	Mississippi	64-0814408	**

Boomtown, LLC	Delaware	94-3044204	**

Casino Magic Antofagasta S.A.	Chile	—	**

Casino Magic Chile, S.A.	Chile	—	**

Casino Magic Corp.	Minnesota	64-0817483	**

Casino Magic Management Services Corp.	Minnesota	64-0904627	**

Casino Magic Neuquen SA	Argentina	98-0151666	**

Casino Magic Rancagua S.A.	Chile	—	**

Casino One Corporation	Mississippi	64-0814345	**

Landing Condominium, LLC	Missouri	65-1258668	**

Louisiana-I Gaming, a Louisiana Partnership in Commendam	Louisiana	72-1238179	**

MITRE Associates LLC	Delaware	—	**

Ogle Haus, LLC	Indiana	35-2084979	**

Pinnacle Design and Construction, LLC	Nevada	20-4919158	**

PNK (Baton Rouge) Partnership	Louisiana	72-1246016	**

PNK (Bossier City), Inc.	Louisiana	64-0878110	**

PNK (CHILE 1), LLC	Delaware	51-0553578	**

PNK (CHILE 2), LLC	Delaware	51-0553581	**

PNK (ES), LLC	Delaware	51-0534293	**

- i -

PNK (EXUMA), LIMITED	Bahamas	98-0448601	**

PNK (LAKE CHARLES), L.L.C.	Louisiana	02-0614452	**

PNK (PA), LLC	Pennsylvania	20-4068451	**

PNK (Reno), LLC	Nevada	88-0101849	**

PNK (SCB), L.L.C.	Louisiana	72-1233908	**

PNK (ST. LOUIS RE), LLC	Delaware	51-0553585	**

PNK (ST. LOUIS 4S), LLC	Delaware	51-0553583	**

PNK Development 1, Inc.	Delaware	46-0486393	**

PNK Development 2, Inc.	Delaware	46-0486395	**

PNK Development 3, Inc.	Delaware	46-0486396	**

PNK Development 4, Inc.	Delaware	20-4327946	**

PNK Development 5, Inc.	Delaware	20-4328317	**

PNK Development 6, Inc.	Delaware	20-4328495	**

PNK Development 7, LLC	Delaware	20-4328580	**

PNK Development 8, LLC	Delaware	20-4486902	**

PNK Development 9, LLC	Delaware	20-4328766	**

PNK Development 10, LLC	Delaware	20-4329951	**

PNK Development 11, LLC	Nevada	03-0578802	**

PNK Development 12, LLC	Nevada	03-0578804	**

PNK Development 13, LLC	New Jersey	20-4330677	**

PNK Development 14, LLC	Missouri	20-4330736	**

PNK Development 15, LLC	Pennsylvania	20-4330800	**

PNK Development 16, LLC	Indiana	20-4330856	**

Port St. Louis Condominium, LLC	Missouri	54-2182426	**

PSW Properties LLC	Delaware	—	**

Realty Investment Group, Inc.	Delaware	52-2140895	**

St. Louis Casino Corp.	Missouri	64-0836600	**

- ii -

Yankton Investments, LLC	Nevada	83-0445853	**

*	This list does not purport to be a complete list of all of the subsidiaries of Pinnacle Entertainment, Inc.
**	c/o Pinnacle Entertainment, Inc., 3800 Howard Hughes Parkway, Las Vegas, Nevada 89109, (702) 784-7777

- iii -

EXPLANATORY NOTE

This Registration Statement on Form S-3 (File No. 333-130880) of Pinnacle Entertainment, Inc. and additional subsidiary guarantor registrants is being amended to add certain direct and indirect subsidiaries of Pinnacle Entertainment, Inc. as Co-Registrants that may potentially be guarantors of some or all of the debt securities registered under this Registration Statement. No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, such base prospectus is being omitted from this filing.

- iv -

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered hereby (other than underwriting discounts and commissions).

Securities and Exchange Commission registration fee	$	*
Legal fees and expenses		**
Trustee’s and Transfer Agent’s fees and expenses		**
Accounting fees and expenses		**
Printing and engraving expenses		**
Miscellaneous		**
Total	$	**

*	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).
**	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

As permitted by Section 102(b)(7) of the DGCL, Pinnacle Entertainment’s Restated Certificate of Incorporation, as amended, includes a provision that limits a director’s personal liability to Pinnacle Entertainment or its stockholders for monetary damages for breaches of his or her fiduciary duty as a director. Article XII of Pinnacle Entertainment’s Restated Certificate of Incorporation, as amended, provides that no director of Pinnacle Entertainment shall be personally liable to Pinnacle Entertainment or its stockholders for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL.

As permitted by Section 145 of the DGCL, Pinnacle Entertainment’s Restated bylaws provide that, to the fullest extent permitted by the DGCL, directors, officers and certain other persons who are made, or are threatened to be made, parties to, or are involved in, any action, suit or proceeding will be indemnified by Pinnacle Entertainment with respect thereto.

The laws of the states or other jurisdictions of incorporation or organization and/or the provisions of the articles or certificates of incorporation, formation or organization and the bylaws (or their equivalent) of substantially all of the subsidiary guarantors listed in the “Table of Additional Registrants” included in this Registration Statement, provide indemnification provisions similar to those described above, except that provisions of the articles or certificates of incorporation, formation or organization and the bylaws (or their equivalent) of some of the subsidiary guarantors do not include provisions for indemnification of officers and directors. Furthermore, in Argentina where the Argentine Commercial Companies Law No. 19,550, as amended (the “ACCL”), does not expressly permit companies to enter into agreements with their directors and officers to indemnify them for liability arising from the breach of their duties as set forth in the ACCL, and as such, the by-laws of the subsidiary guarantors organized under the Argentine laws do not contain indemnification provisions. The ACCL does not provide for a mandatory directors and officers insurance policy with an Argentine insurance company. Moreover, the ACCL states that the by-laws of the subsidiary guarantors organized under the Argentine laws shall establish the guaranty to be provided by the directors of Argentine companies for damages that may arise from their breach of duties and, as such, the by-laws of the subsidiary guarantors organized under the Argentine laws contain minimum guaranty requirements (currently in an amount equal to 1,000 Argentine pesos or approximately US$330) to be provided by its directors and deposited into an account for the relevant subsidiary guarantor organized under the Argentine laws.

Pinnacle Entertainment maintains insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers of Pinnacle Entertainment. The employment agreements of certain of Pinnacle Entertainment’s executive officers contain indemnification provisions that provide for the maximum protection permitted under applicable law.

Pinnacle Entertainment entered into an Indemnification Trust Agreement (the “Indemnification Trust Agreement”) on August 16, 2005, to create an indemnification trust to provide a source for (i) indemnification of and advancement of expenses to Pinnacle Entertainment’s present and future directors and certain executive officers arising from their activities as such and (ii) payments for the premiums for directors and officers insurance purchased by Pinnacle Entertainment from time to time, in the event that Pinnacle Entertainment does not or is not financially able to fulfill such obligations or make such payments. At the time of creation, Pinnacle Entertainment irrevocably deposited $5.0 million in the trust and pursuant to its terms would be obligated in certain circumstances to contribute up to an additional $5.0 million. The beneficiaries’ representative will have the exclusive right to convey payment demands from time to time on the trustee to direct payment to one or more of the beneficiaries. The term of the trust expires on August 16, 2015, at which time any remaining trust funds will be distributed to Pinnacle Entertainment, except to the extent necessary to make full and adequate provision for claims made prior to such expiration date or any threatened or anticipated claims.

Item 16.	Exhibits and Financial Statements Schedules.

Exhibit Number	Description of Exhibit
1.1**	Form of Underwriting Agreement.

4.1	Restated Certificate of Incorporation of Pinnacle Entertainment, Inc., as amended, is hereby incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on May 9, 2005 (SEC File No. 001-13641).

4.2	Restated Bylaws of Pinnacle Entertainment, Inc., as amended, are hereby incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 9, 2005 (SEC File No. 001-13641).

4.3	Indenture dated as of September 25, 2003 by and among the Company, the guarantors named therein and The Bank of New York, is hereby incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 7, 2003. (SEC File No. 001-13641).

4.4	First Supplemental Indenture dated as of September 25, 2003, governing the 8.75% Senior Subordinated Notes due 2013, by and among the Company, the guarantors named therein and The Bank of New York, is hereby incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on October 7, 2003. (SEC File No. 001-13641).

4.5	Form of 8.75% Senior Subordinated Note due 2013 (included in Exhibit 4.4), is hereby incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on October 7, 2003. (SEC File No. 001-13641).

4.6	Indenture dated as of March 15, 2004, governing the 8.25% Senior Subordinated Notes due 2012, by and among the Company, the guarantors identified therein and The Bank of New York, is hereby incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 30, 2004. (SEC File No. 001-13641).

4.7	First Supplemental Indenture dated as of December 3, 2004, governing the 8.25% Senior Subordinated Notes due 2012, by and among the Company, the guarantors identified therein and The Bank of New York, is hereby incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 7, 2004. (SEC File No. 001-13641).

4.8	Form of 8.25% Senior Subordinated Note due 2012 (included in Exhibit 4.6), is hereby incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 30, 2004. (SEC File No. 001-13641).

4.9†	Form of Senior Debt Indenture.

4.10†	Form of Senior Subordinated Debt Indenture.

4.11†	Form of Subordinated Debt Indenture.

4.12**	Form of Warrant Agreement.

4.13**	Form of Warrant Certificate (included in Exhibit 4.12).

4.14**	Form of Deposit Agreement.

Exhibit Number	Description of Exhibit
4.15**	Form of Depositary Receipt (included in Exhibit 4.14).

4.16**	Form of Purchase Contract Agreement.

4.17	Specimen certificate for shares of common stock, $0.10 par value per share, of Pinnacle Entertainment, Inc. is hereby incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 30, 2004. (SEC File No. 001-13641).

4.18**	Form of Certificate of Designation.

4.19**	Form of Preferred Stock Certificate.

5.1†	Opinion of Irell & Manella LLP.

10.1**	Indemnification Trust Agreement dated as of August 16, 2005, by and between the Company and Wilmington Trust Company and, as an additional party, Bruce Leslie, as Beneficiaries’ Representative, is hereby incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005. (SEC File No. 001-13641).

12.1†	Computation of Ratios.

23.1†	Consent of Deloitte & Touche LLP.

23.2†	Consent of Irell & Manella LLP (included as Exhibit 5.1).

24.1†	Powers of Attorney.

24.2*	Additional Powers of Attorney.

25.1**	Form T-1 Statement of Eligibility of the Indenture Trustee.

†	Previously filed as an exhibit to this Registration Statement.
*	Filed herewith.
**	To be filed by post-effective amendment to the Registration Statement or incorporated by reference as an exhibit to a current report on Form 8-K in the event of an offering of the specified securities.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to the registration statement:

(i)	To include any prospectus required by Section 10(a)(3) to the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that the undertakings set forth in clauses (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(b) That, for the purposes of determining any liability under the Act of 1933, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue; and

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 28th day of February 2007.

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

By:	*
Daniel R. Lee
Chairman of the Board and Chief Executive Officer

Signature	Title

* Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ STEPHEN H. CAPP Stephen H. Capp	Stephen H. Capp, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* John V. Giovenco	Director

* Richard J. Goeglein	Director

* Ellis Landau	Director

* Bruce A. Leslie	Director

* James L. Martineau	Director

* Michael Ornest	Director

* Lynn P. Reitnouer	Director

*By:	/S/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 28th day of February 2007.

ACE GAMING, LLC, a New Jersey limited liability company

By:	its Manager

PINNACLE ENTERTAINMENT, INC., a Delaware Corporation

By: *
Daniel R. Lee
Chairman of the Board and Chief Executive Officer

Signature	Title

* Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of PINNACLE ENTERTAINMENT, INC.

* John V. Giovenco	Director of PINNACLE ENTERTAINMENT, INC.

* Richard J. Goeglein	Director of PINNACLE ENTERTAINMENT, INC.

* Ellis Landau	Director of PINNACLE ENTERTAINMENT, INC.

* Bruce A. Leslie	Director of PINNACLE ENTERTAINMENT, INC.

* James L. Martineau	Director of PINNACLE ENTERTAINMENT, INC.

* Michael Ornest	Director of PINNACLE ENTERTAINMENT, INC.

* Lynn P. Reitnouer	Director of PINNACLE ENTERTAINMENT, INC.

*By:	/S/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 28th day of February 2007.

AREH MLK LLC a Delaware limited liability company

By:	its Sole Member

BILOXI CASINO CORP., a Mississippi corporation

By: *
Daniel R. Lee
Chairman of the Board and Chief Executive Officer

Signature	Title

* Daniel R. Lee	Sole Director, Chairman of the Board and Chief Executive Officer of BILOXI CASINO CORP.

*By:	/S/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 28th day of February 2007.

AREP BOARDWALK LLC, a Delaware limited liability company

By:	its Sole Member

BILOXI CASINO CORP. a Mississippi corporation

By: *
Daniel R. Lee
Chairman of the Board and Chief Executive Officer

Signature	Title

* Daniel R. Lee	Sole Director, Chairman of the Board and Chief Executive Officer of BILOXI CASINO CORP.

*By:	/S/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 28th day of February 2007.

BELTERRA RESORT INDIANA, LLC, a Nevada limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware Corporation

By: *
Daniel R. Lee
Chairman of the Board and Chief Executive Officer

Signature	Title

* Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of PINNACLE ENTERTAINMENT, INC.

* John V. Giovenco	Director of PINNACLE ENTERTAINMENT, INC.

* Richard J. Goeglein	Director of PINNACLE ENTERTAINMENT, INC.

* Ellis Landau	Director of PINNACLE ENTERTAINMENT, INC.

* Bruce A. Leslie	Director of PINNACLE ENTERTAINMENT, INC.

* James L. Martineau	Director of PINNACLE ENTERTAINMENT, INC.

* Michael Ornest	Director of PINNACLE ENTERTAINMENT, INC.

* Lynn P. Reitnouer	Director of PINNACLE ENTERTAINMENT, INC.

*By:	/S/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 28th day of February 2007.

BILOXI CASINO CORP., a Mississippi corporation

By:	*
Daniel R. Lee
Chairman of the Board and Chief Executive Officer

Signature	Title

* Daniel R. Lee	Sole Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ STEPHEN H. CAPP Stephen H. Capp	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

*By:	/S/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 28th day of February 2007.

BOOMTOWN, LLC, a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware Corporation

By: *
Daniel R. Lee
Chairman of the Board and Chief Executive Officer

Signature	Title

* Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of PINNACLE ENTERTAINMENT, INC.

* John V. Giovenco	Director of PINNACLE ENTERTAINMENT, INC.

* Richard J. Goeglein	Director of PINNACLE ENTERTAINMENT, INC.

* Ellis Landau	Director of PINNACLE ENTERTAINMENT, INC.

* Bruce A. Leslie	Director of PINNACLE ENTERTAINMENT, INC.

* James L. Martineau	Director of PINNACLE ENTERTAINMENT, INC.

* Michael Ornest	Director of PINNACLE ENTERTAINMENT, INC.

* Lynn P. Reitnouer	Director of PINNACLE ENTERTAINMENT, INC.

*By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 28th day of February 2007.

CASINO MAGIC ANTOFAGASTA S.A., a Chilean corporation

By:	*
Alberto Rivera
Chairman of the Board and President

Signature	Title

* Alberto Rivera	Chairman of the Board and President (Principal Executive Officer and Principal Financial and Accounting Officer)

* Paul Contesse	Director

/S/ STEPHEN H. CAPP Stephen H. Capp	Director

* John A. Godfrey	Director

*By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 28th day of February 2007.

CASINO MAGIC CHILE, S.A., a Chilean corporation

By:	*
Alberto Rivera
Chairman of the Board and President

Signature	Title

* Alberto Rivera	Chairman of the Board and President (Principal Executive Officer and Principal Financial and Accounting Officer)

* Paul Contesse	Director

/S/ STEPHEN H. CAPP Stephen H. Capp	Director

* John A. Godfrey	Director

*By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 28th day of February 2007.

CASINO MAGIC CORP., a Minnesota corporation

By:	*
Daniel R. Lee
Chairman of the Board, Chief Executive Officer and President

Signature	Title

* Daniel R. Lee	Sole Director, Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

/s/ STEPHEN H. CAPP Stephen H. Capp	Chief Financial Officer (Principal Financial and Accounting Officer)

*By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 28th day of February 2007.

CASINO MAGIC MANAGEMENT SERVICES CORP., a Minnesota corporation

By:	*
Daniel R. Lee
Chairman of the Board and Chief Executive Officer

Signature	Title

* Daniel R. Lee	Sole Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/S/ STEPHEN H. CAPP Stephen H. Capp	Chief Financial Officer (Principal Financial and Accounting Officer)

*By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 28th day of February 2007.

CASINO MAGIC NEUQUEN SA, an Argentinean corporation

By:	*
Paul Contesse
Co-Chairman of the Board, President and Chief Executive Officer

Signature	Title

* Paul Contesse	Co-Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer and Principal Financial and Accounting Officer)

* Alberto Rivera	Co-Chairman of the Board

* Roberto German Busamia	Director

*By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 28th day of February 2007.

CASINO MAGIC RANCAGUA S.A. a Chilean corporation

By:	*
Alberto Rivera
Chairman of the Board and President

Signature	Title

* Alberto Rivera	Chairman of the Board and President (Principal Executive Officer and Principal Financial and Accounting Officer)

* Paul Contesse	Director

/s/ STEPHEN H. CAPP Stephen H. Capp	Director

* John A. Godfrey	Director

*By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 28th day of February 2007.

CASINO ONE CORPORATION, a Mississippi corporation

By:	*
Daniel R. Lee
Chairman of the Board, Chief Executive Officer and President

Signature	Title

* Daniel R. Lee	Sole Director, Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

/s/ STEPHEN H. CAPP Stephen H. Capp	Treasurer (Principal Financial and Accounting Officer)

*By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 28th day of February 2007.

LANDING CONDOMINIUM, LLC, a Missouri limited liability company

By:	Manager

	By:	*
John A. Godfrey
Manager

*By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 28th day of February 2007.

LOUISIANA-I GAMING, a Louisiana Partnership in Commendam

By:	its General Partner

BOOMTOWN, LLC, a Delaware limited liability company

	By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

	By:	*
Daniel R. Lee
Chairman of the Board and Chief Executive Officer

Signature	Title

* Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of PINNACLE ENTERTAINMENT, INC.

* John V. Giovenco	Director of PINNACLE ENTERTAINMENT, INC.

* Richard J. Goeglein	Director of PINNACLE ENTERTAINMENT, INC.

* Ellis Landau	Director of PINNACLE ENTERTAINMENT, INC.

* Bruce A. Leslie	Director of PINNACLE ENTERTAINMENT, INC.

* James L. Martineau	Director of PINNACLE ENTERTAINMENT, INC.

* Michael Ornest	Director of PINNACLE ENTERTAINMENT, INC.

* Lynn P. Reitnouer	Director of PINNACLE ENTERTAINMENT, INC.

*By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 28th day of February 2007.

MITRE ASSOCIATES LLC, a Delaware limited liability company

By:	its Member

PNK DEVELOPMENT 13, LLC, a New Jersey limited liability company

	By:	its Managing Member

BILOXI CASINO CORP., a Mississippi Corporation

By: *
Daniel R. Lee
Chairman of the Board and Chief Executive Officer

Signature	Title

* Daniel R. Lee	Sole Director, Chairman of the Board and Chief Executive Officer of BILOXI CASINO CORP.

*By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 28th day of February 2007.

OGLE HAUS, LLC, an Indiana limited liability company

By:	its Member

BELTERRA RESORT INDIANA, LLC, a Nevada limited liability company

	By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware Corporation

By: *
Daniel R. Lee
Chairman of the Board and Chief Executive Officer

Signature	Title

* Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of PINNACLE ENTERTAINMENT, INC.

* John V. Giovenco	Director of PINNACLE ENTERTAINMENT, INC.

* Richard J. Goeglein	Director of PINNACLE ENTERTAINMENT, INC.

* Ellis Landau	Director of PINNACLE ENTERTAINMENT, INC.

* Bruce A. Leslie	Director of PINNACLE ENTERTAINMENT, INC.

* James L. Martineau	Director of PINNACLE ENTERTAINMENT, INC.

* Michael Ornest	Director of PINNACLE ENTERTAINMENT, INC.

* Lynn P. Reitnouer	Director of PINNACLE ENTERTAINMENT, INC.

*By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 28th day of February 2007.

PINNACLE DESIGN AND CONSTRUCTION, LLC, a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware Corporation

By: *
Daniel R. Lee
Chairman of the Board and Chief Executive Officer

Signature	Title

* Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of PINNACLE ENTERTAINMENT, INC.

* John V. Giovenco	Director of PINNACLE ENTERTAINMENT, INC.

* Richard J. Goeglein	Director of PINNACLE ENTERTAINMENT, INC.

* Ellis Landau	Director of PINNACLE ENTERTAINMENT, INC.

* Bruce A. Leslie	Director of PINNACLE ENTERTAINMENT, INC.

* James L. Martineau	Director of PINNACLE ENTERTAINMENT, INC.

* Michael Ornest	Director of PINNACLE ENTERTAINMENT, INC.

* Lynn P. Reitnouer	Director of PINNACLE ENTERTAINMENT, INC.

*By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

19

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 28th day of February 2007.

PNK (BATON ROUGE) PARTNERSHIP, a Louisiana General Partnership

By:	its Managing Partner

PNK DEVELOPMENT 8, LLC, a Delaware limited liability company

	By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

	By:	*
Daniel R. Lee
Chairman of the Board and Chief Executive Officer

Signature	Title

* Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of PINNACLE ENTERTAINMENT, INC.

* John V. Giovenco	Director of PINNACLE ENTERTAINMENT, INC.

* Richard J. Goeglein	Director of PINNACLE ENTERTAINMENT, INC.

* Ellis Landau	Director of PINNACLE ENTERTAINMENT, INC.

* Bruce A. Leslie	Director of PINNACLE ENTERTAINMENT, INC.

* James L. Martineau	Director of PINNACLE ENTERTAINMENT, INC.

* Michael Ornest	Director of PINNACLE ENTERTAINMENT, INC.

* Lynn P. Reitnouer	Director of PINNACLE ENTERTAINMENT, INC.

*By:	/S/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 28th day of February 2007.

PNK (BOSSIER CITY), INC., a Louisiana corporation

By:	*
Daniel R. Lee
Chairman of the Board, Chief Executive Officer and President

Signature	Title

* Daniel R. Lee	Sole Director, Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

/S/ STEPHEN H. CAPP Stephen H. Capp	Treasurer (Principal Financial and Accounting Officer)

*By:	/S/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 28th day of February 2007.

PNK (CHILE 1), LLC, a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware Corporation

By: *
Daniel R. Lee
Chairman of the Board and Chief Executive Officer

Signature	Title

* Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of PINNACLE ENTERTAINMENT, INC.

* John V. Giovenco	Director of PINNACLE ENTERTAINMENT, INC.

* Richard J. Goeglein	Director of PINNACLE ENTERTAINMENT, INC.

* Ellis Landau	Director of PINNACLE ENTERTAINMENT, INC.

* Bruce A. Leslie	Director of PINNACLE ENTERTAINMENT, INC.

* James L. Martineau	Director of PINNACLE ENTERTAINMENT, INC.

* Michael Ornest	Director of PINNACLE ENTERTAINMENT, INC.

* Lynn P. Reitnouer	Director of PINNACLE ENTERTAINMENT, INC.

*By:	/S/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 28th day of February 2007.

PNK (CHILE 2), LLC, a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware Corporation

By: *
Daniel R. Lee
Chairman of the Board and Chief Executive Officer

Signature	Title

* Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of PINNACLE ENTERTAINMENT, INC.

* John V. Giovenco	Director of PINNACLE ENTERTAINMENT, INC.

* Richard J. Goeglein	Director of PINNACLE ENTERTAINMENT, INC.

* Ellis Landau	Director of PINNACLE ENTERTAINMENT, INC.

* Bruce A. Leslie	Director of PINNACLE ENTERTAINMENT, INC.

* James L. Martineau	Director of PINNACLE ENTERTAINMENT, INC.

* Michael Ornest	Director of PINNACLE ENTERTAINMENT, INC.

* Lynn P. Reitnouer	Director of PINNACLE ENTERTAINMENT, INC.

*By:	/S/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 28th day of February 2007.

PNK (ES), LLC, a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware Corporation

By: *
Daniel R. Lee
Chairman of the Board and Chief Executive Officer

Signature	Title

* Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of PINNACLE ENTERTAINMENT, INC.

* John V. Giovenco	Director of PINNACLE ENTERTAINMENT, INC.

* Richard J. Goeglein	Director of PINNACLE ENTERTAINMENT, INC.

* Ellis Landau	Director of PINNACLE ENTERTAINMENT, INC.

* Bruce A. Leslie	Director of PINNACLE ENTERTAINMENT, INC.

* James L. Martineau	Director of PINNACLE ENTERTAINMENT, INC.

* Michael Ornest	Director of PINNACLE ENTERTAINMENT, INC.

* Lynn P. Reitnouer	Director of PINNACLE ENTERTAINMENT, INC.

*By:	/S/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 28th day of February 2007.

PNK (EXUMA), LIMITED, a Commonwealth of The Bahamas corporation

By:	*
Daniel R. Lee
Director and President

Signature	Title

* Daniel R. Lee	Director and President (Principal Executive Officer)

* David A. Williams	Vice President and Assistant Secretary (Principal Financial and Accounting Officer)

* Wade W. Hundley	Director

*By:	/S/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 28th day of February 2007.

PNK (LAKE CHARLES), L.L.C., a Louisiana limited liability company

By:	its Manager

PINNACLE ENTERTAINMENT, INC. a Delaware Corporation

By: *
Daniel R. Lee
Chairman of the Board and Chief Executive Officer

Signature	Title

* Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of PINNACLE ENTERTAINMENT, INC.

* John V. Giovenco	Director of PINNACLE ENTERTAINMENT, INC.

* Richard J. Goeglein	Director of PINNACLE ENTERTAINMENT, INC.

* Ellis Landau	Director of PINNACLE ENTERTAINMENT, INC.

* Bruce A. Leslie	Director of PINNACLE ENTERTAINMENT, INC.

* James L. Martineau	Director of PINNACLE ENTERTAINMENT, INC.

* Michael Ornest	Director of PINNACLE ENTERTAINMENT, INC.

* Lynn P. Reitnouer	Director of PINNACLE ENTERTAINMENT, INC.

*By:	/S/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 28th day of February 2007.

PNK (PA), LLC, a Pennsylvania limited liability company

By:	its Manager

PINNACLE ENTERTAINMENT, INC., a Delaware Corporation

By: *
Daniel R. Lee
Chairman of the Board and Chief Executive Officer

Signature	Title

* Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of PINNACLE ENTERTAINMENT, INC.

* John V. Giovenco	Director of PINNACLE ENTERTAINMENT, INC.

* Richard J. Goeglein	Director of PINNACLE ENTERTAINMENT, INC.

* Ellis Landau	Director of PINNACLE ENTERTAINMENT, INC.

* Bruce A. Leslie	Director of PINNACLE ENTERTAINMENT, INC.

* James L. Martineau	Director of PINNACLE ENTERTAINMENT, INC.

* Michael Ornest	Director of PINNACLE ENTERTAINMENT, INC.

* Lynn P. Reitnouer	Director of PINNACLE ENTERTAINMENT, INC.

*By:	/S/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 28th day of February 2007.

PNK (RENO), LLC, a Nevada limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware Corporation

By: *
Daniel R. Lee
Chairman of the Board and Chief Executive Officer

Signature	Title

* Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of PINNACLE ENTERTAINMENT, INC.

* John V. Giovenco	Director of PINNACLE ENTERTAINMENT, INC.

* Richard J. Goeglein	Director of PINNACLE ENTERTAINMENT, INC.

* Ellis Landau	Director of PINNACLE ENTERTAINMENT, INC.

* Bruce A. Leslie	Director of PINNACLE ENTERTAINMENT, INC.

* James L. Martineau	Director of PINNACLE ENTERTAINMENT, INC.

* Michael Ornest	Director of PINNACLE ENTERTAINMENT, INC.

* Lynn P. Reitnouer	Director of PINNACLE ENTERTAINMENT, INC.

*By:	/S/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 28th day of February 2007.

PNK (SCB), L.L.C., a Louisiana limited liability company

By:	its Sole Member/Manager

PNK Development 7, LLC, a Delaware limited liability company

	By:	its Sole Member

PINNACLE ENTERTAINMENT, INC. a Delaware limited liability company

By: *
Daniel R. Lee
Chairman of the Board and Chief Executive Officer

Signature	Title

* Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of PINNACLE ENTERTAINMENT, INC.

* John V. Giovenco	Director of PINNACLE ENTERTAINMENT, INC.

* Richard J. Goeglein	Director of PINNACLE ENTERTAINMENT, INC.

* Ellis Landau	Director of PINNACLE ENTERTAINMENT, INC.

* Bruce A. Leslie	Director of PINNACLE ENTERTAINMENT, INC.

* James L. Martineau	Director of PINNACLE ENTERTAINMENT, INC.

* Michael Ornest	Director of PINNACLE ENTERTAINMENT, INC.

* Lynn P. Reitnouer	Director of PINNACLE ENTERTAINMENT, INC.

*By:	/S/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 28th day of February 2007.

PNK (ST. LOUIS RE), LLC, a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware Corporation

By: *
Daniel R. Lee
Chairman of the Board and Chief Executive Officer

Signature	Title

* Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of PINNACLE ENTERTAINMENT, INC.

* John V. Giovenco	Director of PINNACLE ENTERTAINMENT, INC.

* Richard J. Goeglein	Director of PINNACLE ENTERTAINMENT, INC.

* Ellis Landau	Director of PINNACLE ENTERTAINMENT, INC.

* Bruce A. Leslie	Director of PINNACLE ENTERTAINMENT, INC.

* James L. Martineau	Director of PINNACLE ENTERTAINMENT, INC.

* Michael Ornest	Director of PINNACLE ENTERTAINMENT, INC.

* Lynn P. Reitnouer	Director of PINNACLE ENTERTAINMENT, INC.

*By:	/S/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

S-28

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 28th day of February 2007.

PNK (ST. LOUIS 4S), LLC, a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware Corporation

By: *
Daniel R. Lee
Chairman of the Board and Chief Executive Officer

Signature	Title

* Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of PINNACLE ENTERTAINMENT, INC.

* John V. Giovenco	Director of PINNACLE ENTERTAINMENT, INC.

* Richard J. Goeglein	Director of PINNACLE ENTERTAINMENT, INC.

* Ellis Landau	Director of PINNACLE ENTERTAINMENT, INC.

* Bruce A. Leslie	Director of PINNACLE ENTERTAINMENT, INC.

* James L. Martineau	Director of PINNACLE ENTERTAINMENT, INC.

* Michael Ornest	Director of PINNACLE ENTERTAINMENT, INC.

* Lynn P. Reitnouer	Director of PINNACLE ENTERTAINMENT, INC.

*By:	/S/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 28th day of February 2007.

PNK DEVELOPMENT 1, INC., a Delaware corporation

By:	*
Daniel R. Lee
Chairman of the Board, Chief Executive Officer and President

Signature	Title

*	Sole Director, Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)
Daniel R. Lee

/S/ STEPHEN H. CAPP	Treasurer (Principal Financial and Accounting Officer)
Stephen H. Capp

*By:	/S/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 28th day of February 2007.

PNK DEVELOPMENT 2, INC., a Delaware corporation

By:	*
Daniel R. Lee
Chairman of the Board, Chief Executive Officer and President

Signature	Title

*	Sole Director, Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)
Daniel R. Lee

/s/ STEPHEN H. CAPP	Treasurer (Principal Financial and Accounting Officer)
Stephen H. Capp

*By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 28th day of February 2007.

PNK DEVELOPMENT 3, INC., a Delaware corporation

By:	*
Daniel R. Lee
Chairman of the Board, Chief Executive Officer and President

Signature	Title

*	Sole Director, Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)
Daniel R. Lee

/s/ STEPHEN H. CAPP	Treasurer (Principal Financial and Accounting Officer)
Stephen H. Capp

*By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 28th day of February 2007.

PNK DEVELOPMENT 4, INC., a Delaware corporation

By:	*
Daniel R. Lee
Chairman of the Board, Chief Executive Officer and President

Signature	Title

*	Sole Director, Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)
Daniel R. Lee

/s/ STEPHEN H. CAPP	Treasurer (Principal Financial and Accounting Officer)
Stephen H. Capp

*By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 28th day of February 2007.

PNK DEVELOPMENT 5, INC., a Delaware corporation

By:	*
Daniel R. Lee
Chairman of the Board, Chief Executive Officer and President

Signature	Title

*	Sole Director, Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)
Daniel R. Lee

/s/ STEPHEN H. CAPP	Treasurer (Principal Financial and Accounting Officer)
Stephen H. Capp

*By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 28th day of February 2007.

PNK DEVELOPMENT 6, INC., a Delaware corporation

By:	*
Daniel R. Lee
Chairman of the Board, Chief Executive Officer and President

Signature	Title

*	Sole Director, Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)
Daniel R. Lee

/s/ STEPHEN H. CAPP	Treasurer (Principal Financial and Accounting Officer)
Stephen H. Capp

*By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 28th day of February 2007.

PNK Development 7, LLC, a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware Corporation

By: *
Daniel R. Lee
Chairman of the Board and Chief Executive Officer

Signature	Title

*	Director, Chairman of the Board and Chief Executive Officer of PINNACLE ENTERTAINMENT, INC.
Daniel R. Lee

*	Director of PINNACLE ENTERTAINMENT, INC.
John V. Giovenco

*	Director of PINNACLE ENTERTAINMENT, INC.
Richard J. Goeglein

*	Director of PINNACLE ENTERTAINMENT, INC.
Ellis Landau

*	Director of PINNACLE ENTERTAINMENT, INC.
Bruce A. Leslie

*	Director of PINNACLE ENTERTAINMENT, INC.
James L. Martineau

*	Director of PINNACLE ENTERTAINMENT, INC.
Michael Ornest

*	Director of PINNACLE ENTERTAINMENT, INC.
Lynn P. Reitnouer

*By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 28th day of February 2007.

PNK Development 8, LLC, a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware Corporation

By: *
Daniel R. Lee
Chairman of the Board and Chief Executive Officer

Signature	Title

*	Director, Chairman of the Board and Chief Executive Officer of PINNACLE ENTERTAINMENT, INC.
Daniel R. Lee

*	Director of PINNACLE ENTERTAINMENT, INC.
John V. Giovenco

*	Director of PINNACLE ENTERTAINMENT, INC.
Richard J. Goeglein

*	Director of PINNACLE ENTERTAINMENT, INC.
Ellis Landau

*	Director of PINNACLE ENTERTAINMENT, INC.
Bruce A. Leslie

* James L. Martineau	Director of PINNACLE ENTERTAINMENT, INC.

* Michael Ornest	Director of PINNACLE ENTERTAINMENT, INC.

* Lynn P. Reitnouer	Director of PINNACLE ENTERTAINMENT, INC.

*By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 28th day of February 2007.

PNK Development 9, LLC, a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware Corporation

By: *
Daniel R. Lee
Chairman of the Board and Chief Executive Officer

Signature	Title

* Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of PINNACLE ENTERTAINMENT, INC.

* John V. Giovenco	Director of PINNACLE ENTERTAINMENT, INC.

* Richard J. Goeglein	Director of PINNACLE ENTERTAINMENT, INC.

* Ellis Landau	Director of PINNACLE ENTERTAINMENT, INC.

* Bruce A. Leslie	Director of PINNACLE ENTERTAINMENT, INC.

* James L. Martineau	Director of PINNACLE ENTERTAINMENT, INC.

* Michael Ornest	Director of PINNACLE ENTERTAINMENT, INC.

* Lynn P. Reitnouer	Director of PINNACLE ENTERTAINMENT, INC.

*By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 28th day of February 2007.

PNK Development 10, LLC, a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware Corporation

By: *
Daniel R. Lee
Chairman of the Board and Chief Executive Officer

Signature	Title

* Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of PINNACLE ENTERTAINMENT, INC.

* John V. Giovenco	Director of PINNACLE ENTERTAINMENT, INC.

* Richard J. Goeglein	Director of PINNACLE ENTERTAINMENT, INC.

* Ellis Landau	Director of PINNACLE ENTERTAINMENT, INC.

* Bruce A. Leslie	Director of PINNACLE ENTERTAINMENT, INC.

* James L. Martineau	Director of PINNACLE ENTERTAINMENT, INC.

* Michael Ornest	Director of PINNACLE ENTERTAINMENT, INC.

* Lynn P. Reitnouer	Director of PINNACLE ENTERTAINMENT, INC.

*By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 28th day of February 2007.

PNK Development 11, LLC, a Nevada limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware Corporation

By: *
Daniel R. Lee
Chairman of the Board and Chief Executive Officer

Signature	Title

* Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of PINNACLE ENTERTAINMENT, INC.

* John V. Giovenco	Director of PINNACLE ENTERTAINMENT, INC.

* Richard J. Goeglein	Director of PINNACLE ENTERTAINMENT, INC.

* Ellis Landau	Director of PINNACLE ENTERTAINMENT, INC.

* Bruce A. Leslie	Director of PINNACLE ENTERTAINMENT, INC.

* James L. Martineau	Director of PINNACLE ENTERTAINMENT, INC.

* Michael Ornest	Director of PINNACLE ENTERTAINMENT, INC.

* Lynn P. Reitnouer	Director of PINNACLE ENTERTAINMENT, INC.

*By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 28th day of February 2007.

PNK Development 12, LLC, a Nevada limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware Corporation

By: *
Daniel R. Lee
Chairman of the Board and Chief Executive Officer

Signature	Title

* Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of PINNACLE ENTERTAINMENT, INC.

* John V. Giovenco	Director of PINNACLE ENTERTAINMENT, INC.

* Richard J. Goeglein	Director of PINNACLE ENTERTAINMENT, INC.

* Ellis Landau	Director of PINNACLE ENTERTAINMENT, INC.

* Bruce A. Leslie	Director of PINNACLE ENTERTAINMENT, INC.

* James L. Martineau	Director of PINNACLE ENTERTAINMENT, INC.

* Michael Ornest	Director of PINNACLE ENTERTAINMENT, INC.

* Lynn P. Reitnouer	Director of PINNACLE ENTERTAINMENT, INC.

*By:	/S/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 28th day of February 2007.

PNK Development 13, LLC, a New Jersey limited liability company

By:	its Manager

PINNACLE ENTERTAINMENT, INC., a Delaware Corporation

By: *
Daniel R. Lee
Chairman of the Board and Chief Executive Officer

Signature	Title

* Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of PINNACLE ENTERTAINMENT, INC.

* John V. Giovenco	Director of PINNACLE ENTERTAINMENT, INC.

* Richard J. Goeglein	Director of PINNACLE ENTERTAINMENT, INC.

* Ellis Landau	Director of PINNACLE ENTERTAINMENT, INC.

* Bruce A. Leslie	Director of PINNACLE ENTERTAINMENT, INC.

* James L. Martineau	Director of PINNACLE ENTERTAINMENT, INC.

* Michael Ornest	Director of PINNACLE ENTERTAINMENT, INC.

* Lynn P. Reitnouer	Director of PINNACLE ENTERTAINMENT, INC.

*By:	/S/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 28th day of February 2007.

PNK Development 14, LLC, a Missouri limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware Corporation

By: *
Daniel R. Lee
Chairman of the Board and Chief Executive Officer

Signature	Title

* Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of PINNACLE ENTERTAINMENT, INC.

* John V. Giovenco	Director of PINNACLE ENTERTAINMENT, INC.

* Richard J. Goeglein	Director of PINNACLE ENTERTAINMENT, INC.

* Ellis Landau	Director of PINNACLE ENTERTAINMENT, INC.

* Bruce A. Leslie	Director of PINNACLE ENTERTAINMENT, INC.

* James L. Martineau	Director of PINNACLE ENTERTAINMENT, INC.

* Michael Ornest	Director of PINNACLE ENTERTAINMENT, INC.

* Lynn P. Reitnouer	Director of PINNACLE ENTERTAINMENT, INC.

*By:	/S/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 28th day of February 2007.

PNK Development 15, LLC, a Pennsylvania limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware Corporation

By: *
Daniel R. Lee
Chairman of the Board and Chief Executive Officer

Signature	Title

* Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of PINNACLE ENTERTAINMENT, INC.

* John V. Giovenco	Director of PINNACLE ENTERTAINMENT, INC.

* Richard J. Goeglein	Director of PINNACLE ENTERTAINMENT, INC.

* Ellis Landau	Director of PINNACLE ENTERTAINMENT, INC.

* Bruce A. Leslie	Director of PINNACLE ENTERTAINMENT, INC.

* James L. Martineau	Director of PINNACLE ENTERTAINMENT, INC.

* Michael Ornest	Director of PINNACLE ENTERTAINMENT, INC.

* Lynn P. Reitnouer	Director of PINNACLE ENTERTAINMENT, INC.

*By:	/S/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 28th day of February 2007.

PNK Development 16, LLC, an Indiana limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware Corporation

By: *
Daniel R. Lee
Chairman of the Board and Chief Executive Officer

Signature	Title

* Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of PINNACLE ENTERTAINMENT, INC.

* John V. Giovenco	Director of PINNACLE ENTERTAINMENT, INC.

* Richard J. Goeglein	Director of PINNACLE ENTERTAINMENT, INC.

* Ellis Landau	Director of PINNACLE ENTERTAINMENT, INC.

* Bruce A. Leslie	Director of PINNACLE ENTERTAINMENT, INC.

* James L. Martineau	Director of PINNACLE ENTERTAINMENT, INC.

* Michael Ornest	Director of PINNACLE ENTERTAINMENT, INC.

* Lynn P. Reitnouer	Director of PINNACLE ENTERTAINMENT, INC.

*By:	/S/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 28th day of February 2007.

PORT ST. LOUIS CONDOMINIUM, LLC, a Missouri LLC,

By:	its Manager

	By:	*
John A. Godfrey
Manager

*By:	/S/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 28th day of February 2007.

PSW PROPERTIES LLC a Delaware limited liability company

By:	its Sole Member

BILOXI CASINO CORP., a Mississippi corporation

By: *
Daniel R. Lee
Chairman of the Board and Chief Executive Officer

Signature	Title

* Daniel R. Lee	Sole Director, Chairman of the Board and Chief Executive Officer of BILOXI CASINO CORP.

*By:	/s/ Stephen H. Capp
Stephen H. Capp
Attorney-in-Fact

49

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 28th day of February 2007.

REALTY INVESTMENT GROUP, INC., a Delaware corporation

By:	*
Daniel R. Lee
Chairman of the Board, Chief Executive Officer

Signature	Title

* Daniel R. Lee	Sole Director, Chairman of the Board, Chief Executive Officer (Principal Executive Officer)

/S/ STEPHEN H. CAPP Stephen H. Capp	Treasurer (Principal Financial Officer)

*By:	/S/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 28th day of February 2007.

ST. LOUIS CASINO CORP., a Missouri Corporation

By:	*
Daniel R. Lee
Chairman of the Board, Chief Executive Officer and President

Signature	Title

* Daniel R. Lee	Sole Director, Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

/S/ STEPHEN H. CAPP Stephen H. Capp	Chief Financial Officer (Principal Financial and Accounting Officer)

*By:	/S/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on the 28th day of February 2007.

YANKTON INVESTMENTS, LLC, a Nevada limited liability company

By:	its Sole Manager

	By:	*
Lynn Handler
Sole Manager

*By:	/S/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1**	Form of Underwriting Agreement.

4.1	Restated Certificate of Incorporation of Pinnacle Entertainment, Inc., as amended, is hereby incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on May 9, 2005 (SEC File No. 001-13641).

4.2	Restated Bylaws of Pinnacle Entertainment, Inc., as amended, are hereby incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 9, 2005 (SEC File No. 001-13641).

4.3	Indenture dated as of September 25, 2003 by and among the Company, the guarantors named therein and The Bank of New York, is hereby incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 7, 2003. (SEC File No. 001-13641).

4.4	First Supplemental Indenture dated as of September 25, 2003, governing the 8.75% Senior Subordinated Notes due 2013, by and among the Company, the guarantors named therein and The Bank of New York, is hereby incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on October 7, 2003. (SEC File No. 001-13641).

4.5	Form of 8.75% Senior Subordinated Note due 2013 (included in Exhibit 4.4), is hereby incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on October 7, 2003. (SEC File No. 001-13641).

4.6	Indenture dated as of March 15, 2004, governing the 8.25% Senior Subordinated Notes due 2012, by and among the Company, the guarantors identified therein and The Bank of New York, is hereby incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 30, 2004. (SEC File No. 001-13641).

4.7	First Supplemental Indenture dated as of December 3, 2004, governing the 8.25% Senior Subordinated Notes due 2012, by and among the Company, the guarantors identified therein and The Bank of New York, is hereby incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 7, 2004. (SEC File No. 001-13641).

4.8	Form of 8.25% Senior Subordinated Note due 2012 (included in Exhibit 4.6), is hereby incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 30, 2004. (SEC File No. 001-13641).

4.9†	Form of Senior Debt Indenture.

4.10†	Form of Senior Subordinated Debt Indenture.

4.11†	Form of Subordinated Debt Indenture.

4.12**	Form of Warrant Agreement.

4.13**	Form of Warrant Certificate (included in Exhibit 4.12).

4.14**	Form of Deposit Agreement.

4.15**	Form of Depositary Receipt (included in Exhibit 4.14).

4.16**	Form of Purchase Contract Agreement.

Exhibit Number	Description of Exhibit
4.17	Specimen certificate for shares of common stock, $0.10 par value per share, of Pinnacle Entertainment, Inc. is hereby incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 30, 2004. (SEC File No. 001-13641).

4.18**	Form of Certificate of Designation.

4.19**	Form of Preferred Stock Certificate.

5.1†	Opinion of Irell & Manella LLP.

10.1**	Indemnification Trust Agreement dated as of August 16, 2005, by and between the Company and Wilmington Trust Company and, as an additional party, Bruce Leslie, as Beneficiaries’ Representative, is hereby incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005. (SEC File No. 001-13641).

12.1†	Computation of Ratios.

23.1†	Consent of Deloitte & Touche LLP.

23.2†	Consent of Irell & Manella LLP (included as Exhibit 5.1).

24.1†	Powers of Attorney.

24.2*	Additional Powers of Attorney.

25.1**	Form T-1 Statement of Eligibility of the Indenture Trustee.

†	Previously filed as an exhibit to this Registration Statement.
*	Filed herewith.
**	To be filed by post-effective amendment to the Registration Statement or incorporated by reference as an exhibit to a current report on Form 8-K in the event of an offering of the specified securities.